EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-17721, 333-72953, and 333-72339) of
Closure Medical Corporation of our report dated February 16, 2000, which appears on page F-2 of the Closure Medical Corporation Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP
Raleigh, North Carolina
March 29, 2000